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                                                                  Exhibit (a)(2)

                                 AMENDMENT NO. 1
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                     PREMIER NEW YORK MUNICIPAL INCOME FUND

     WHEREAS, Section 1 of Article 1 of the Agreement and Declaration of Trust (the "Declaration of Trust") dated August 10, 1999 of Premier New York Municipal Income Fund (the "Trust"), a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts authorizes the Trustees of the Trust to amend the Declaration of Trust to change the name of the Trust without authorization by vote of shareholders of the Trust.

     I, being the sole Trustee of Premier New York Municipal Income Fund, do hereby certify that the undersigned has determined to conduct the business of the Trust under the name "Colonial New York Insured Municipal Fund" and has authorized the following amendment to said Declaration of Trust:

     Section 1 of Article 1 is hereby amended to read in its entirety as follows:

     SECTION 1. This Trust shall be known as "Colonial New York Insured Municipal Fund" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

     The foregoing Amendment shall become effective as of August 16, 1999.

     IN WITNESS WHEREOF, the undersigned has hereunto set his hand in the City of Boston, Massachusetts, for himself and his assigns, as of this August 16, 1999.

                                            /s/ John V. Carberry
                                            ------------------------------------
                                            John V. Carberry

Commonwealth of Massachusetts     )
                                  )ss.
County of Suffolk                 )

     Then personally appeared the above-named Trustee and executed Amendment No. 1 to the Agreement and Declaration of Trust of Premier New York Municipal Income Fund as his free act and deed, before me, this August 16, 1999.

                                            /s/ Mary P. Mahoney
                                            ------------------------------------
                                            Notary Public

                                            My Commission Expires: 2/22/2002
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